Exhibit 99.1

Hartford Creative Group, Inc. (OTC: HFUS) Engages SBC Investor Relations and Crescendo Communications, LLC to Expand Investor Outreach and Capital Markets Communications

ROSEMEAD, CA – February 25, 2026 – Hartford Creative Group, Inc. (OTC: HFUS) (“HFUS” or the “Company”), an integrated social media advertising and media production company, today announced that it has engaged SBC Investor Relations as advisors and Crescendo Communications, LLC to support the Company’s investor outreach, strategic communications, and broader market awareness initiatives.

The engagement follows the Company’s recent SEC filings, including its Quarterly Report on Form 10-Q for the three months ended October 31, 2025. The Company believes this engagement represents an important step in strengthening transparency, broadening its investor base, and supporting long-term shareholder value creation as it advances its strategy of scaling its businesses and increasing revenue.

SBC Investor Relations and Crescendo Communications, LLC will work closely with HFUS management to enhance corporate and investor communications, increase awareness among institutional, family office, and retail investors, and develop and execute a proactive investor outreach program. Management believes that strengthening engagement with the investment community will support improved visibility, better alignment with long-term shareholders, and a clearer articulation of the Company’s growth strategy and operating momentum.

“We are pleased to begin working with Hartford Creative Group, Inc. at this important stage of its development,” said David Waldman, President & CEO of Crescendo Communications, LLC and an SBC Investor Relations partner. “HFUS has established a differentiated position within China’s dynamic social media advertising market and is expanding into new content-driven initiatives such as its mini-drama business. We look forward to helping management enhance its visibility within the investment community and communicate its strategy as it continues to scale operations.”

Mr. Sheng-Yih Chang, Chief Executive Officer of Hartford Creative Group, added, “Engaging Crescendo Communications, LLC represents a strategic step forward in strengthening our communications with the investment community. As we continue to grow our social media advertising platform and advance our mini-drama initiative, we believe a focused and proactive investor relations program will help ensure that our progress, strategy, and long-term vision are clearly understood by current and prospective shareholders.”

Company Overview

Hartford Creative Group, Inc. provides advertisement placement services in China and is engaged in the design, creation, and placement of video advertisements for major social media platforms. The Company primarily engages in social media advertising on mainstream platforms such as TikTok, Toutiao, Kwai, RED, and WeChat.

As an advertising partner of China’s major social media platforms, the Company relies on a high-quality and professional media strategy execution team and network to help customers utilize the extensive media resources of various platforms. Through large-scale media procurement capabilities, HFUS is able to secure competitive pricing while providing customers with vertically integrated services ranging from advertising video creativity, shooting, and editing to campaign operation and performance management across social media applications.

The Company has also developed a strategic plan to enter the mini-drama business, positioning HFUS to capture growing consumer demand for short-form serialized digital content and diversify its revenue streams within China’s evolving digital media ecosystem.

To learn more, please visit: www.hfuscreative.com

About SBC Investor Relations

SBC Investor Relations provides strategic advisory, capital markets positioning, and transaction support services to emerging growth and publicly traded companies. SBC IR focuses on long-term shareholder alignment, institutional outreach, and strategic communications, working alongside management teams and external partners to support capital formation initiatives, public company readiness, and sustainable value creation.

About Crescendo Communications, LLC

Crescendo Communications, LLC, headquartered in New York City with operations in North America, Europe and Asia, is an emerging leader within the investor relations industry. The firm was founded on a strategic and professional approach to investor relations that builds awareness of public companies through tailored outreach programs that target institutional investors, analysts, and the financial media. The firm’s approach is centered on properly educating investors and cultivating trust within the global capital markets.

To learn more, please visit: www.crescendo-ir.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s expectations, plans, objectives, future financial performance, growth initiatives, strategic positioning, and other statements that are not historical facts.

Forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including market conditions, regulatory developments, competitive dynamics, operational execution risks, and other factors described in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Investor Relations Contact:

SBC Investor Relations and Crescendo Communications

David Waldman

212-671-1020

HFUS@crescendo-ir.com